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                                                                    Exhibit 99.1
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                   [Goldstein Golub Kessler LLP Letterhead]


To the Board of Directors of
FinancialWeb.com, Inc.



Whereas we have been appointed as the auditors of FinancialWeb.com, Inc. as of August 1, 2000, we are unable to complete our review of the Company's financial statements as of June 30, 2000 prior to the filing deadline of August 14, 2000.


/s/ Goldstein Golub Kessler LLP
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Goldstein Golub Kessler LLP
New York, New York


August 14, 2000